UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Asset Purchase Agreement

As previously disclosed, on October 25, 2024, Zeo Energy Corp., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Lumio Holdings, Inc., a Delaware corporation (“Lumio”), and Lumio HX, Inc., a Delaware corporation (together with Lumio, the “Sellers”), pursuant to which, subject to the terms and conditions set forth in the Asset Purchase Agreement, the Company agreed to acquire certain assets of the Sellers on an as-is, where-is basis, including uninstalled residential solar energy contracts, certain inventory, intellectual property and intellectual property rights, equipment, records, goodwill and other intangible assets (collectively, the “Assets”), free and clear of any liens other than certain specified liabilities of the Sellers that are being assumed (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of (i) $4 million in cash and (ii) 6,206,897 shares (the “APA Shares”) of the Company’s Class A Common Stock, par value $0.0001 (the “Common Stock”), to be paid to LHX Intermediate, LLC, a Delaware limited liability company (“LHX”). The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, including the condition that the Bankruptcy Court (as defined below) enter an order authorizing and approving the Transaction.

The Sellers are debtors in a voluntary Chapter 11 case before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which commenced on September 3, 2024. On November 1, 2024, the Bankruptcy Court approved the Transaction (the “Approval”). Following the Approval, the Company completed the Transaction on November 1, 2024, including the issuance of the APA Shares in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Subscription Agreement

As previously disclosed, on October 25, 2024, the Company and LHX entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which LHX agreed to purchase 1,873,103 shares of Common Stock (the “SA Shares”) at a purchase price per share of $1.45 for an aggregate purchase price of $2,716,000 (the “Share Purchase”). Pursuant to the Subscription Agreement, the Company has also agreed to (i) appoint one individual designated by LHX to its board of directors (the “Board”) and (ii) file a registration statement registering the resale of the SA Shares within 15 days of the Share Purchase and to use reasonable efforts to have such registration statement declared effective as soon as practicable thereafter. The Share Purchase closed on November 1, 2024 and the SA Shares were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act.

The foregoing summary of the Subscription Agreement is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is hereby incorporated by reference herein.

Item 7.01 Regulation FD

On November 6, 2024, the Company issued a press release announcing the Transaction. A copy of such release is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Asset Purchase Agreement, dated as of October 25, 2024, by and between the Company and the Sellers (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 31, 2024).*
10.2	Subscription Agreement, dated as of October 25, 2024, by and between the Company and LHX (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 31, 2024).
99.1	Press Release.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2024	Zeo Energy Corp.

	By:	/s/ Timothy Bridgewater
	Name:	Timothy Bridgewater
	Title:	Chief Executive Officer

3